Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Hut 8 Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(h)	1,553,254(2)	$5.68(3)	$8,822,482.72(3)	$147.60 per $1,000,000	$1,302.20(2)
	Total Offering Amounts					$8,822,482.72		$1,302.20
	Total Fee Offsets							–
	Net Fee Due							$1,302.20

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement to which this exhibit relates shall also cover any additional shares of the common stock, par value $0.01 per share (the “Common Stock”) of Hut 8 Corp. (the “Registrant”) that become issuable under the Hut 8 Mining Corp. Omnibus Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization, or similar transaction effected without the Registrant’s receipt of consideration that would increase the number of outstanding shares of the Registrant’s Common Stock.

(2)	Represents an aggregate number of shares of the Registrant’s Common Stock subject to adjusted Hut 8 RSUs and adjusted Hut 8 DSUs of 1,467,061 and 86,193 shares, respectively, reserved for issuance under the Hut 8 Mining Corp. Omnibus Long-Term Incentive Plan assumed by the Registrant in connection with the business combination among Hut 8 Mining Corp., a corporation existing under the laws of British Columbia, U.S. Data Mining Group, Inc., a Nevada corporation and the Registrant (the “Business Combination”).

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. Given that there is no proposed maximum offering price per share of Common Stock, the Registrant calculates the proposed maximum aggregate offering price based on the book value of the Common Stock registered in accordance with Rules 457(h)(1) and 457(f)(2), which book value was calculated based on the Registrant’s unaudited pro forma statement of financial position as of June 30, 2023 included in the Registration Statement on Form S-4 originally filed with the Commission on February 13, 2023, as amended (File No. 333-269738) relating to the Business Combination. The unaudited combined pro forma statement of financial position gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2023. Given that the Registrant’s Common Stock is not currently traded on an exchange or over-the-counter, the Registrant did not use the trading prices of its shares of Common Stock in accordance with Rule 457(c).